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                                                                    EXHIBIT 99.1



Contact:          Timothy M. Feeney
                  Aspeon, Inc.
                  978-816-1131 or INVESTOR@ASPEON.COM

                  Julie Crandall/E. E. Wang
                  Pondel Wilkinson Group
                  310-207-9300 or INVESTOR@ASPEON.COM


                                                           FOR IMMEDIATE RELEASE


                       ASPEON FORM 10-K FILING DELAYED




Irvine, CA - October 10, 2000 - Aspeon, Inc. (Nasdaq:ASPE) said today that it will require additional time to file its Form 10-K for the fiscal year ended June 30, 2000, and will not meet its previously announced October 13 filing date. The company did not specify a new target filing date. The company also announced that Nasdaq has temporarily halted trading of its stock pending receipt of additional information regarding the company's Form 10-K filing.


ABOUT ASPEON, INC.

Aspeon, Inc. operates in two lines of business. Aspeon Solutions, Inc., a wholly-owned subsidiary, is the first "Next Generation" Application Service Provider (ASP) focused on delivering pre-integrated mission-critical business applications customized to meet industry-specific needs. Javelin Systems is the leading provider of integrated touchscreen computers and system integration services to the global foodservice industry. Visit Aspeon at www.aspeon.com


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